Exhibit 99.1

Terra Nitrogen Company, L.P. A CF Industries Company	FOR MORE INFORMATION, CONTACT: Terry Huch Senior Director, Investor Relations & Corporate Communications 847/405-2515 thuch@cfindustries.com

Terra Nitrogen Company, L.P. Reports First Quarter Results

DEERFIELD, IL (May 6, 2010)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) reported net income of $33.9 million, on revenues of $118.7 million for the first quarter ended March 31, 2010. This compares to net income of $43.3 million, on revenues of $165.3 million for the 2009 first quarter. Net income allocable to Common Units was $32.9 million ($1.78 per Common Unit) and $27.5 million ($1.49 per Common Unit) for the 2010 and 2009 first quarters, respectively.

On April 28, 2010, TNCLP announced a cash distribution for the quarter ended March 31, 2010, of $1.25 per common limited partnership unit payable May 27, 2010, to holders of record as of May 10, 2010. TNCLP did not pay a distribution on earnings for the quarter ended Dec. 31, 2009, creating a Minimum Quarterly Distribution (MQD) shortfall that must be fulfilled in future quarters. The $1.25-per-Common-Unit cash distribution on first quarter earnings fulfills the MQD shortfall and exceeds current quarterly requirements.

Analysis of Results
Revenues for the 2010 first quarter totaled $118.7 million, compared to revenues of $165.3 million for the 2009 first quarter. This decrease was due to lower ammonia and urea ammonium nitrate (UAN) selling prices and lower ammonia sales volumes, and was partially offset by higher UAN sales volumes. Ammonia and UAN prices were lower than those of the 2009 first quarter when prices, though still elevated, were retreating from the commodity boom level of 2008. The lower ammonia sales volumes were due to wet weather across much of the south, which led to fears of a late spring application season. UAN sales volumes benefited from low starting inventories throughout the supply chain and reduced import volumes.

From the 2009 to the 2010 first quarter, TNCLP’s:

•                  Ammonia and UAN selling prices decreased by 30 and 36 percent, respectively.

•                  Ammonia sales volumes decreased by 50 percent and UAN sales volumes increased by 28 percent.

•                  Natural gas unit costs decreased by 25 percent.

Forward Natural Gas Position
TNCLP’s forward purchase contracts at March 31, 2010 fixed prices for about 12 percent of its next 12 months’ natural gas needs at about $4.0 million above published forward markets at that date. TNCLP has entered into these forward gas positions to secure margins on nitrogen products sold forward at fixed prices.

Effective in April 2010, TNCLP will discontinue the use of hedge accounting for derivative instruments, including natural gas swaps. This change will not affect the hedging strategy, economic decisions or cash flows of TNCLP. Once hedge accounting ceases, the entire

TERRA NITROGEN COMPANY, L.P.  4 PARKWAY NORTH  SUITE 400  DEERFIELD, IL 60015

WWW.CFINDUSTRIES.COM  847/405-2515  NYSE TICKER: TNH

unrealized gain or loss on derivative instruments will be recorded directly in income for the period. These unrealized gains or losses on derivative instruments will be communicated as part of reporting quarterly earnings of TNCLP.

CF Industries’ Acquisition of Terra Industries
On April 15, 2010, CF Industries Holdings, Inc. (NYSE: CF) (CF Industries) completed the final steps in its acquisition of Terra Industries Inc. (Terra).

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris manufacturing facility and related assets. Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of Terra, is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

TNCLP’s Annual Financial Statements

TNCLP filed its 2009 Annual Report on Form 10-K with the Securities and Exchange Commission on March 3, 2010, and  immediately made the filing available from its Web site, formerly at www.terraindustries.com, and currently at www.cfindustries.com. Unitholders may receive a hard copy of TNCLP’s complete audited financial statements free of charge upon request to CF Industries headquarters at:

CF Industries Holdings, Inc.

Attn: Investor Relations

4 Parkway North

Suite 4000

Deerfield, IL 60015

About TNCLP
Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP Distributions
This release serves a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others, statements relating to:

•                  risks related to TNCLP’s reliance on one production facility,

•                  changes in financial and capital markets,

•                  general economic conditions within the agricultural industry,

•                  competitive factors and price changes (principally, sales prices of nitrogen products and natural gas costs),

•                  changes in product mix,

•                  changes in the seasonality of demand patterns,

•                  changes in weather conditions,

•                  changes in environmental and other government regulations,

•                  changes in agricultural regulations, and

•                  changes in the securities trading markets.

Additional information as to these factors can be found in TNCLP’s 2009 10-K.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

Terra Nitrogen Company, L.P.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended March 31,
(in thousands except per-unit amounts)	2010	2009
Revenues
Product revenues	$118,564	$165,076
Other income	179	226
Total revenues	118,743	165,302

Costs and Expenses
Cost of goods sold	79,184	117,016
Gross profit	39,559	48,286
Operating expenses	5,574	5,277
Income from operations	33,985	43,009
Interest expense	(81)	(81)
Interest income	19	414
Net Income	$33,923	$43,342
Allocation of Net Income:
General Partner	$687	$15,423
Class B Common Units	327	423
Common Units	32,909	27,496
Net income	$33,923	$43,342
Net income per Common Unit	$1.78	$1.49

Nitrogen Volumes and Prices

First Quarter

	2010		2009
	Sales	Average	Sales	Average
	Volumes	Unit Price	Volumes	Unit Price
	(000 tons)	($/ton) (2)	(000 tons)	($/ton) (2)
Ammonia	52	$308	105	$437
UAN(1)	471	186	367	289

Natural Gas Costs per MMBtu(3)

Three Months Ended March 31,
2010	2009
$5.28	$7.07

(1)          The nitrogen content of UAN is 32% by weight.

(2)          After deducting outbound freight costs.

(3)          Including effect of forward natural gas position. “Per MMBtu” includes all transportation and other logistical costs and any gains or losses on financial derivatives related to North American natural gas purchases. The net benefit of derivatives for the 2010 first quarter was $0.9 million. Excluding the impact of 2010 hedge costs, natural gas cost was $5.37 per MMBtu for the 2010 first quarter. The net cost of derivatives for the 2009 first quarter was $33.7 million.

Terra Nitrogen Company, L.P.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,
(in thousands)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$87,154	$138,588
Demand deposits with affiliate	—	6,408
Accounts receivable, net	24,491	34,314
Inventories, net	41,350	37,869
Prepaid expenses and other current assets	1,345	5,297
Total current assets	154,340	222,476

Property, plant and equipment, net	79,825	69,185
Other long-term assets	14,384	9,840
Total assets	$248,549	$301,501

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$27,274	$18,904
Customer prepayments	48,584	72,253
Derivative hedge liabilities	4,212	11,510
Total current liabilities	80,070	102,667

Other long-term liabilities	423	1,212

Total liabilities	80,493	103,879

Partners’ capital:
Limited partners’ interests, 18,502 Common Units authorized and outstanding	185,711	190,420
Limited partners’ interests, 184 Class B Common Units authorized and outstanding	182	536
General Partner’s interest	(13,820)	17,025
Accumulated other comprehensive income (loss)	(4,017)	(10,359)
Total partners’ capital	168,056	197,622
Total liabilities and partners’ capital	$248,549	$301,501